Exhibit 99.1

News Release

Acuity Brands, Inc. 1170 Peachtree Street, NE Suite 2400 Atlanta, GA 30309 Tel: 404 853 1400 Fax: 404 853 1430 AcuityBrands.com

Company Contact:

Dan Smith

Acuity Brands, Inc.

(404) 853-1423

ACUITY BRANDS DECLARES

QUARTERLY DIVIDEND

ATLANTA, January 11, 2007 – The Board of Directors of Acuity Brands, Inc. (NYSE: AYI) today declared a quarterly dividend of 15 cents per share (an annualized rate of 60 cents per share). The dividend is payable on February 1, 2007 to shareholders of record on January 22, 2007.

Acuity Brands, Inc., with fiscal year 2006 net sales of approximately $2.4 billion, is comprised of Acuity Brands Lighting and Acuity Specialty Products. Acuity Brands Lighting is one of the world’s leading providers of lighting fixtures and includes brands such as Lithonia Lighting®, Holophane®, Peerless®, Hydrel®, American Electric Lighting®, Gotham®, Carandini®, SpecLight®, MetalOptics® and Antique Street Lamps™. Acuity Specialty Products is a leading provider of specialty chemicals and includes brands such as Zep®, Zep Commercial®, Enforcer®, and Selig™. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 10,200 people and has operations throughout North America and in Europe and Asia.